Registration No. 333-177816

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0379007
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1 AVX Boulevard

Fountain Inn, South Carolina 29644

(864) 967-2150

(Address, including zip code, and telephone number of Principal Executive Offices)

AVX Greenville LLC 401(k) Plan, as successor to the

AVX Corporation Retirement Plan

(Full Title of the Plan)

Michael Hufnagel

Senior Vice President, Chief Financial Officer

and Treasurer

AVX Corporation

1 AVX Boulevard

Fountain Inn, South Carolina 29644

(864) 967-2150

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Dennis O. Garris Alston & Bird LLP The Atlantic Building 950 F Street, NW Washington, DC 20004-1404 (202) 239-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act

Large accelerated filer ☒                                  Accelerated filer ☐
Non-accelerated filer ☐                                  Smaller reporting company ☐

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

TERMINATION OF REGISTRATION STATEMENT

AND

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 filed by AVX Corporation (the “Company”) and the AVX Greenville LLC 401(k) Plan (the “Current Plan”), as successor to the AVX Corporation Retirement Plan (the “Prior Plan”) removes from registration any and all shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and an indeterminate amount of interests to be offered or sold, all pursuant to the Prior Plan that remain unsold under the Registration Statement on Form S-8 (No. 333-177816) (the “Registration Statement”), which was filed with the Securities and Exchange Commission on November 8, 2011, pertaining to the registration of 3,000,000 shares of Common Stock and an indeterminate amount of interests for issuance under the Prior Plan.

In accordance with the undertaking contained in the Registration Statement (pursuant to Item 512(a)(3) of Regulation S-K), the Company hereby removes from registration any securities that were registered but unsold under the Registration Statement. The Company is removing from registration such securities because its obligation to maintain the effectiveness of the Registration Statement has terminated as a result of the merger of the Prior Plan into the Current Plan. The merger was effective July 1, 2019. As a result of the merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statement.

Accordingly, the Company files this Post-Effective Amendment No. 1 to the Registration Statement to terminate the effectiveness of the Registration Statement and to deregister all shares of Common Stock under the Registration Statement, and all interests in the Prior Plan that were registered for issuance pursuant to the Registration Statement and that remain unsold as of the date hereof.

This Post-Effective Amendment No. 1 does not deregister the shares of Common Stock and associated plan interests registered under the Current Plan.

Item 8.  Exhibits

The following exhibit is incorporated by reference into this Post-Effective Amendment No. 1 to Form S-8 Registration Statement:

Exhibit Number	Description of Document
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Annual Report on Form10-K of the Company for the year ended March 31, 2019)

SIGNATURES

The Company. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fountain Inn, State of South Carolina, on December 10, 2019.

AVX CORPORATION

By:  /s/ Michael Hufnagel

Michael Hufnagel

Senior Vice President, Chief Financial Officer

and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
_________*_____________ JOHN SARVIS	Chairman, President and Chief Executive Officer (Principal Executive Officer)	December 10, 2019
_________*_____________ MICHAEL HUFNAGEL	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	December 10, 2019
_________*_____________ GORO YAMAGUCHI	Director	December 10, 2019
_________*_____________ HIDEO TANIMOTO	Director	December 10, 2019
_________*_____________ SHOICHI AOKI	Director	December 10, 2019
_________*_____________ KOICHI KANO	Director	December 10, 2019
_________*_____________ HIROSHI FURE	Director	December 10, 2019
_________*_____________ DONALD B. CHRISTIANSEN	Director	December 10, 2019
_________*_____________ DAVID DECENZO	Director	December 10, 2019
_________*_____________ JOHN BALLATO	Director	December 10, 2019
* by: /s/ Michael Hufnagel______________________ MICHAEL HUFNAGEL, Attorney-in-fact for each of the persons indicated.

The Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fountain Inn, State of South Carolina, on December 10, 2019.

AVX GREENVILLE LLC 401(K) PLAN, AS SUCCESSOR TO THE

AVX CORPORATION RETIREMENT PLAN

By:  /s/ Michael Hufnagel

Michael Hufnagel

Senior Vice President, Chief Financial Officer

and Treasurer